EXHIBIT 99.1

INVESTOR
Immediate	RELATIONS:
Eric Norris (215) 299-6538

FMC Corporation Reprices Term Loan Facility

PHILADELPHIA, June 22, 2004 — FMC Corporation (NYSE: FMC) today said that it has completed repricing its term loan facility, reducing the applicable margin by 75 basis points. Borrowings under the term loan facility are currently $242.9 million.

FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs approximately 5,300 people throughout the world. The company divides its businesses into three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2003 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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